                                                                    Exhibit 99.1

Explanation of Responses

(1) The number of shares acquired of represents the aggregate of all shares issued upon the conversion (also referred to as a net exercise) of Common

Stock Purchase Warrants disposed of as reported on Table II (the "Purchase

Warrants"). Upon surrender of the Purchase Warrants listed below, the

Issuer delivered to the holder of the Purchase Warrants (without payment by such holder of any exercise price other than surrender of the Purchase

Warrants) an aggregate of 24,118 shares of Common Stock. The number of shares issued upon the conversion of each Purchase Warrant is equal to the quotient obtained by dividing (x) the value of the Purchase Warrant on the

April 14, 2004 date of exercise, which value was determined by subtracting

(A) the aggregate exercise price of the Purchase Warrant shares immediately prior to the exercise thereof from (B) the aggregate fair market value of the Purchase Warrant shares issuable upon exercise of the Purchase Warrant on the April 14, 2004 date of exercise, by (y) the fair market value of one share of the Issuer's Common Stock on the date of exercise.

Warrant Expiration Warrant Shares Shares Issued Upon

Date Disposed of Conversion

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Warrant Expiration Date   Warrant Shares Disposed of   Shares Issued Upon Conversion

-----------------------   --------------------------   -----------------------------

10/17/2006                      1,222                            1,220

11/14/2006                      1,222                            1,220

12/17/2006                      1,222                            1,220

02/10/2007                      1,222                            1,220

07/26/2004                        569                              568

07/27/2004                      1,897                            1,894

09/19/2004                        953                              951

10/11/2004                      1,423                            1,421

10/28/2004                      1,423                            1,421

01/13/2005                        366                              365

02/17/2005                        305                              304

03/13/2005                        435                              434

12/20/2004                        611                              610

02/07/2006                      1,212                            1,210

06/20/2005                      1,734                            1,732

07/13/2005                        867                              865

06/20/2005                        867                              865

09/27/2005                        867                              865

10/27/2005                        867                              865

01/10/2006                      1,190                            1,188

09/30/2006                      1,222                            1,220

06/11/2006                      2,464                            2,460

  Total:                       24,160                           24,118

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(2) Consists of shares held of record by each of the entities listed below.
Mark Leschly (who is a director of NitroMed, Inc. and files separate
Section 16(a) reports), Joshua Ruch and Habib Kairouz are (i) Managing
Members of Rho Management Ventures IV, LLC, which is the general partner of
Rho Ventures IV, L.P. and Rho Ventures IV (QP), L.P.; (ii) Managing
Directors of Rho Capital Partners Verwaltungs GmbH, which is the general partner of Rho Ventures IV GmbH & Co. Beteiligungs KG; and (iii) Managing
Partners of Rho Capital Partners, Inc., the investment advisor to Rho
Management Trust II. Each of Mark Leschly, Joshua Ruch and Habib Kairouz
has a pecuniary interest in certain of the grantors to Rho Management Trust
II. Each of the Filing Persons (as herein defined) disclaims beneficial ownership of the shares except to the extent of his or its pecuniary interest therein, and the inclusion of these shares in this report shall not be deemed an admission of beneficial ownership of all of the reported shares for purposes of Section 16 or for any other purpose.
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                                          No. of Shares of Common Stock Acquired    No. of Shares of
Common Stock Beneficially
Holder                                    in Reported Acquisition of 24,118 Shares   Owned Following
Reported Transaction
Rho Ventures IV, L.P.                                                                                  378,884 shares
Rho Ventures IV (QP), L.P.                                                                            891,990 shares
Rho Ventures GmbH & Co. Beteiligungs KG                                                                929,582
shares
Rho Management Trust II                                  24,118 shares                               3,268,877
shares
Total:                                                   24,118 shares                               5,469,333 shares
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